Capital City Bank Group, Inc.

Reports Third Quarter 2019 Results

TALLAHASSEE, Fla. (October 29, 2019) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income of $8.5 million, or $0.50 per diluted share for the third quarter of 2019 compared to net income of $7.3 million, or $0.44 per diluted share for the second quarter of 2019, and $6.0 million, or $0.35 per diluted share for the third quarter of 2018.  For the first nine months of 2019, net income totaled $22.2 million, or $1.32 per diluted share, compared to net income of $17.8 million, or $1.04 per diluted share for the same period of 2018.

Net income for the first nine months of 2018 included tax benefits totaling $3.3 million, or $0.19 per diluted share (1Q - $1.5 million, or $0.09 per diluted share, 2Q - $1.4 million, or $0.08 per diluted share, and 3Q - $0.4 million, or $0.02 per diluted share) related to 2017 plan year pension contributions made in 2018.

HIGHLIGHTS

•       Strong operating leverage

-        Net interest income up 0.8% sequentially and 13.1% year-over-year

-        Noninterest income up 8.9% sequentially and 2.3% year-over-year

-        Noninterest expense down 1.8%  sequentially and 0.6% year-over-year

•       Net interest margin of 3.92%, up seven basis points over prior quarter

•       Average loans up $14 million, or 0.8% sequentially and $118 million, or 7.0% year-over-year

•       Classified loans declined $5.1 million, or 19% sequentially

•       Tangible common equity ratio, a non-GAAP financial measure, up 48 basis points sequentially to 8.31%

“Capital City reported a strong third quarter and year-to-date net income is up 25%,” said William G. Smith, Jr., Chairman, President and CEO.  “Given the reduction in rates during the quarter, I was pleased with the improvement in our net interest margin, which was driven by a seven basis point decline in our cost of funds.  Noninterest income is well diversified and we posted solid growth for the quarter, while our efficiency ratio declined to 69%.  Although average loan growth slowed this quarter, year-to-date we have enjoyed strong growth in our C&I, construction and residential portfolios and credit quality continues to improve.  Florida and Georgia are strong and growing and I remain optimistic.  Your management team will continue to focus on implementing strategies that produce long-term value for our shareowners and I appreciate your continued support.”

Compared to the second quarter of 2019, the $1.7 million increase in operating profit reflected a $0.2 million increase in net interest income, higher noninterest income of $1.1 million, and lower noninterest expense of $0.5 million, partially offset by a $0.1 million increase in the loan loss provision.

Compared to the third quarter of 2018, the $4.1 million increase in operating profit was attributable to higher net interest income of $2.6 million, higher noninterest income of $0.6 million, lower noninterest expense of $0.8 million, and a $0.1 million decrease in the loan loss provision.

The increase in operating profit of $10.6 million for the first nine months of 2019 versus the comparable period of 2018 was attributable to higher net interest income of $8.9 million, higher noninterest income of $0.9 million, lower noninterest expense of $0.5 million, and a $0.3 million decrease in the loan loss provision.

Our return on average assets (“ROA”) was 1.14% and our return on average equity (“ROE”) was 10.51% for the third quarter of 2019.  These metrics were 0.98% and 9.37% for the second quarter of 2019, respectively, and 0.84% and 7.98% for the third quarter of 2018, respectively.  For the first nine months of 2019, our ROA was 1.00% and our ROE was 9.48% compared to 0.83% and 8.12%, respectively, for the same period of 2018.

Discussion of Operating Results

Tax-equivalent net interest income for the third quarter of 2019 was $26.3 million compared to $26.1 million for the second quarter of 2019 and $23.8 million for the third quarter of 2018.  The increase in tax-equivalent net interest income compared to the second quarter of 2019 reflected a favorable shift in the average earning asset mix. The increase compared to the third quarter of 2018 primarily reflected higher interest rates and loan growth.  For the first nine months of 2019, tax-equivalent net interest income totaled $77.5 million compared to $68.6 million for the comparable period of 2018.  The year-over-year increase was driven by growth in the loan portfolio, coupled with higher short-term rates, partially offset by higher rates paid on our negotiated rate deposits.

The federal funds target rate reached a recent high in the second quarter of 2019 at a range of 2.25% to 2.50%. During the third quarter, 2019, the Federal Open Market Committee reduced rates by an aggregate of 50 basis points to the current range of 1.75% to 2.00%.  These rate cuts have resulted in downward repricing of our variable/adjustable rate earning assets, which to date has been offset by loan growth and lower rates paid on our negotiated rate deposit products.  We continue to prudently manage our overall cost of funds, which was 33 basis points for the third quarter of 2019, compared to 40 basis points for the second quarter of 2019.  Due to highly competitive fixed-rate loan pricing in our markets, we continue to review our loan pricing and make adjustments where we believe appropriate and prudent.

Our net interest margin for the third quarter of 2019 was 3.92%, an increase of seven basis points over the second quarter of 2019 and an increase of 20 basis points over the third quarter of 2018.  For the first nine months of 2019, the net interest margin increased 26 basis points to 3.84% compared to the same period of 2018.  The increase in margin compared to the second quarter of 2019 was fully attributable to a seven basis point decline in our cost of funds, as both the rate and balance of our seasonal public deposits declined in the third quarter 2019.  The increase in the margin compared to both prior year periods reflected a favorable shift in our earning asset mix and higher interest rates.

The provision for loan losses for the third quarter of 2019 was $0.8 million compared to $0.6 million for the second quarter of 2019 and $0.9 million for the third quarter of 2018.  For the first nine months of 2019, the loan loss provision was $2.2 million compared to $2.5 million in 2018.  At September 30, 2019, the allowance for loan losses of $14.3 million represented 0.78% of outstanding loans (net of overdrafts) and provided coverage of 291% of nonperforming loans compared to 0.79% and 260%, respectively, at June 30, 2019 and 0.80% and 207%, respectively, at December 31, 2018.

Noninterest income for the third quarter of 2019 totaled $13.9 million, an increase of $1.1 million, or 8.9%, over the second quarter of 2019 and a $0.6 million, or 4.5%, increase over the third quarter of 2018.  For the first nine months of 2019, noninterest income totaled $39.2 million, a $0.9 million, or 2.3%, increase over the same period of 2018.  Higher wealth management fees, mortgage banking fees, and deposit fees drove the increase compared to the second quarter of 2019.  The increase over both prior year periods was primarily attributable to higher wealth management fees (increased trading activity by retail brokerage clients and, to a lesser extent, higher assets under management) and mortgage banking fees.

Noninterest expense for the third quarter of 2019 totaled $27.9 million, a decrease of $0.5 million, or 1.8%, from the second quarter of 2019 and $0.8 million, or 2.9%, from the third quarter of 2018.  For the first nine months of 2019, noninterest expense totaled $84.5 million, a $0.5 million, or 0.6% decrease from the same period of 2018.  In the third quarter of 2019, our small bank assessment credits were used to offset our FDIC insurance fees, which had a favorable impact of $0.4 million.  Lower expense for other real estate owned (“OREO”) properties also contributed to the favorable variance versus both prior year periods.

We realized income tax expense of $7.4 million (effective rate of 25.0%) for the first nine months of 2019 compared to $1.3 million (effective rate of 6.6%) for the same period of 2018.  Income tax expense for the third quarter of 2019 was unfavorably impacted by net discrete items totaling $0.2 million.  During 2018, we realized tax benefits totaling $3.3 million (1Q - $1.5 million, 2Q - $1.4 million, 3Q - $0.4 million) resulting from the effect of federal tax reform on pension plan contributions made in 2018 for the plan year 2017.

Discussion of Financial Condition

Average earning assets were $2.670 billion for the third quarter of 2019, a decrease of $49.1 million, or 1.8%, from the second quarter of 2019, and an increase of $115.6 million, or 4.5%, over the fourth quarter of 2018.  The change in average earning assets compared to the second quarter of 2019 was attributable to a decrease in short-term investments, primarily due to a decline in seasonal public fund balances and certificates of deposit.  The increase in average earning assets over the fourth quarter of 2018 was attributable to growth in both the loan portfolio and the overnight funds position, which was primarily funded by increases in noninterest bearing deposits and savings accounts.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $207.1 million during the third quarter of 2019 compared to an average net overnight funds sold position of $251.8 million in the second quarter of 2019 and $80.8 million in the fourth quarter of 2018.  The decrease in average net overnight funds compared to the second quarter 2019 reflected a decline in public fund deposits, partially offset by cash flow received from the investment portfolio. Overnight funds grew compared to the fourth quarter 2018 primarily due to higher balances of noninterest bearing deposits and cash flow from our investment portfolio, partially offset by loan growth.

Average loans increased $14.2 million, or 0.8% compared to the second quarter of 2019, and grew by $52.0 million, or 2.9% compared to the fourth quarter of 2018.  The average increase compared to the second quarter of 2019 reflected growth in all loan types except commercial real estate, consumer loans, and home equity loans.  The increase compared to the fourth quarter of 2018 reflected growth in all product types except consumer and home equity loans. Over the course of 2019, we purchased adjustable rate residential loans totaling $11.2 million and a fixed rate commercial loan pool totaling $10.3 million based on principal balances at the time of purchase.

Without compromising our credit standards or taking on inordinate interest rate risk, we have modified some of our lending programs to address the highly competitive rate environment. We continue to closely monitor our markets and make minor rate adjustments as necessary.

Nonperforming assets (nonaccrual loans and OREO) totaled $5.5 million at September 30, 2019, a decrease of $1.2 million, or 17.8%, from June 30, 2019 and $3.6 million, or 40.1%, from December 31, 2018.  Nonaccrual loans totaled $4.9 million at September 30, 2019, a $0.7 million decrease from June 30, 2019 and a $1.9 million decrease from December 31, 2018.  The balance of OREO totaled $0.5 million at September 30, 2019, a decrease of $0.5 million and $1.7 million, respectively, from June 30, 2019 and December 31, 2018.

Average total deposits were $2.496 billion for the third quarter of 2019, a decrease of $69.7 million, or 2.7%, from the second quarter of 2019, and an increase of $83.4 million, or 3.5%, over the fourth quarter of 2018.  The decline in average deposits compared to the second quarter of 2019 reflected lower public fund and certificates of deposit balances, partially offset by increases in noninterest bearing and savings accounts.  The increase in average deposits compared to the fourth quarter of 2018 primarily reflected growth in noninterest bearing deposits.

We continue to closely monitor and manage deposit levels as part of our overall liquidity position and believe a prudent pricing discipline remains the key to managing our mix of deposits.

Average borrowings for the third quarter 2019 decreased $1.3 million compared to the second quarter 2019, and declined $9.5 million compared to the fourth quarter of 2018. Declines compared to both prior periods occurred in both short-term and long-term borrowings.

Shareowners equity was $321.6 million at September 30, 2019 compared to $314.6 million at June 30, 2019 and $302.6 million at December 31, 2018.  Our leverage ratio was 11.09%, 10.64%, and 10.89%, respectively, on these dates.  At September 30, 2019, our total risk-based capital ratio was 17.59% compared to 17.13% and 17.13%, respectively.  Our common equity tier 1 capital ratio was 14.13% at September 30, 2019 compared to 13.67% at June 30, 2019 and 13.58% at December 31, 2018.  All of our regulatory capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.  Further, our tangible common equity ratio was 8.31% at September 30, 2019 compared to 7.83% and 7.58% for June 30, 2019 and December 31, 2018, respectively.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $2.9 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 57 banking offices and 81 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially.  The following factors, among others, could cause our actual results to differ: the accuracy of the our financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act, Basel III, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect our computer systems or fraud related to debit card products; changes in consumer spending and savings habits; our growth and profitability; the strength of the U.S. economy and the local economies where we conduct operations; the effects of a non-diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and our ability to manage the risks involved in the foregoing.  Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Shareowners' Equity (GAAP)		$321,562	$314,595	$308,986	$302,587	$298,016
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	236,751	229,784	224,175	217,776	213,205
Total Assets (GAAP)		2,934,513	3,017,654	3,052,051	2,959,183	2,819,190
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,849,702	$2,932,843	$2,967,240	$2,874,372	$2,734,379
Tangible Common Equity Ratio (non-GAAP)	A/B	8.31%	7.83%	7.56%	7.58%	7.80%
Actual Diluted Shares Outstanding (GAAP)	C	16,797,241	16,773,449	16,840,496	16,808,542	17,127,846
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$14.09	$13.70	$13.31	$12.96	$12.45

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018

EARNINGS
Net Income	$8,481	$7,325	$5,990	$22,242	$17,766
Net Income Per Common Share	$0.50	$0.44	$0.35	$1.32	$1.04
PERFORMANCE
Return on Average Assets	1.14%	0.98%	0.84%	1.00%	0.83%
Return on Average Equity	10.51%	9.37%	7.98%	9.48%	8.12%
Net Interest Margin	3.92%	3.85%	3.72%	3.84%	3.58%
Noninterest Income as % of Operating Revenue	34.67%	32.95%	36.04%	33.72%	35.99%
Efficiency Ratio	69.27%	73.02%	77.37%	72.37%	79.46%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	16.83%	16.36%	16.17%	16.83%	16.17%
Total Capital Ratio	17.59%	17.13%	16.94%	17.59%	16.94%
Leverage Ratio	11.09%	10.64%	10.99%	11.09%	10.99%
Common Equity Tier 1 Ratio	14.13%	13.67%	13.43%	14.13%	13.43%
Tangible Common Equity Ratio(1)	8.31%	7.83%	7.80%	8.31%	7.80%
Equity to Assets	10.96%	10.43%	10.57%	10.96%	10.57%
ASSET QUALITY
Allowance as % of Non-Performing Loans	290.55%	259.55%	207.06%	290.55%	207.06%
Allowance as a % of Loans	0.78%	0.79%	0.80%	0.78%	0.80%
Net Charge-Offs as % of Average Loans	0.23%	0.04%	0.06%	0.15%	0.12%
Nonperforming Assets as % of Loans and ORE	0.30%	0.36%	0.54%	0.30%	0.54%
Nonperforming Assets as % of Total Assets	0.19%	0.22%	0.34%	0.19%	0.34%
STOCK PERFORMANCE
High	$28.00	$25.00	$25.91	$28.00	$26.50
Low	23.70	21.57	23.19	21.04	22.28
Close	$27.45	$24.85	$23.34	$27.45	$23.34
Average Daily Trading Volume	25,596	24,258	16,500	22,815	20,957

(1)Tangible common equity ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, refer to page 4.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2019			2018
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and Due From Banks	$61,151	$53,731	$49,501	$62,032	$48,423
Funds Sold and Interest Bearing Deposits	177,389	234,097	304,213	213,968	26,839
Total Cash and Cash Equivalents	238,540	287,828	353,714	276,000	75,262

Investment Securities Available for Sale	376,981	410,851	429,016	446,157	484,243
Investment Securities Held to Maturity	240,303	229,516	226,179	217,320	227,923
Total Investment Securities	617,284	640,367	655,195	663,477	712,166

Loans Held for Sale	13,075	9,885	4,557	6,869	8,297

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	259,870	265,001	238,942	233,689	239,044
Real Estate - Construction	111,358	101,372	87,123	89,527	87,672
Real Estate - Commercial	610,726	614,618	615,129	602,061	596,391
Real Estate - Residential	354,545	349,843	338,574	334,197	333,896
Real Estate - Home Equity	197,326	201,579	209,194	210,111	212,942
Consumer	277,970	288,196	296,351	295,040	294,040
Other Loans	14,248	13,131	10,430	8,018	8,167
Overdrafts	1,710	1,442	1,362	1,582	1,602
Total Loans, Net of Unearned Interest	1,827,753	1,835,182	1,797,105	1,774,225	1,773,754
Allowance for Loan Losses	(14,319)	(14,593)	(14,120)	(14,210)	(14,219)
Loans, Net	1,813,434	1,820,589	1,782,985	1,760,015	1,759,535

Premises and Equipment, Net	85,810	86,005	86,846	87,190	89,567
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	526	1,010	1,902	2,229	2,720
Other Assets	81,033	87,159	82,041	78,592	86,832
Total Other Assets	252,180	258,985	255,600	252,822	263,930

Total Assets	$2,934,513	$3,017,654	$3,052,051	$2,959,183	$2,819,190

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$1,022,774	$1,024,898	$995,853	$947,858	$934,146
NOW Accounts	728,395	810,568	887,453	867,209	713,967
Money Market Accounts	239,410	240,181	244,628	237,739	254,099
Regular Savings Accounts	372,601	371,773	372,414	358,306	352,508
Certificates of Deposit	109,827	113,684	116,946	120,744	126,496
Total Deposits	2,473,007	2,561,104	2,617,294	2,531,856	2,381,216

Short-Term Borrowings	10,622	9,753	8,983	13,541	16,644
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	6,963	7,313	7,661	8,568	12,456
Other Liabilities	69,472	72,002	56,240	49,744	57,971

Total Liabilities	2,612,951	2,703,059	2,743,065	2,656,596	2,521,174

SHAREOWNERS' EQUITY
Common Stock	167	167	168	167	171
Additional Paid-In Capital	31,075	30,751	31,929	31,058	38,325
Retained Earnings	316,551	310,247	304,763	300,177	293,254
Accumulated Other Comprehensive Loss, Net of Tax	(26,231)	(26,570)	(27,874)	(28,815)	(33,734)

Total Shareowners' Equity	321,562	314,595	308,986	302,587	298,016

Total Liabilities and Shareowners' Equity	$2,934,513	$3,017,654	$3,052,051	$2,959,183	$2,819,190

OTHER BALANCE SHEET DATA
Earning Assets	$2,635,501	$2,719,530	$2,761,070	$2,658,539	$2,521,056
Interest Bearing Liabilities	1,520,705	1,606,159	1,690,972	1,658,994	1,529,057

Book Value Per Diluted Share	$19.14	$18.76	$18.35	$18.00	$17.40
Tangible Book Value Per Diluted Share(1)	14.09	13.70	13.31	12.96	12.45

Actual Basic Shares Outstanding	16,749	16,746	16,812	16,748	17,059
Actual Diluted Shares Outstanding	16,797	16,773	16,840	16,809	17,128

(1)Tangible book value per diluted share is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, refer to page 4.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Nine Months Ended
	2019			2018		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2019	2018

INTEREST INCOME
Interest and Fees on Loans	$23,992	$23,765	$22,616	$22,431	$21,618	$70,373	$61,686
Investment Securities	3,307	3,393	3,513	3,478	3,472	10,213	9,390
Funds Sold	1,142	1,507	1,593	461	302	4,242	1,949
Total Interest Income	28,441	28,665	27,722	26,370	25,392	84,828	73,025

INTEREST EXPENSE
Deposits	1,596	1,988	2,099	1,312	1,068	5,683	2,931
Short-Term Borrowings	27	31	35	53	41	93	57
Subordinated Notes Payable	558	596	608	572	568	1,762	1,595
Other Long-Term Borrowings	63	66	72	85	92	201	286
Total Interest Expense	2,244	2,681	2,814	2,022	1,769	7,739	4,869
Net Interest Income	26,197	25,984	24,908	24,348	23,623	77,089	68,156
Provision for Loan Losses	776	646	767	457	904	2,189	2,464
Net Interest Income after Provision for Loan Losses	25,421	25,338	24,141	23,891	22,719	74,900	65,692

NONINTEREST INCOME
Deposit Fees	4,961	4,756	4,775	5,172	5,207	14,492	14,921
Bank Card Fees	2,972	3,036	2,855	2,830	2,828	8,863	8,548
Wealth Management Fees	2,992	2,404	2,323	2,320	2,181	7,719	6,391
Mortgage Banking Fees	1,587	1,199	993	1,129	1,343	3,779	3,606
Other	1,391	1,375	1,606	1,787	1,749	4,372	4,861
Total Noninterest Income	13,903	12,770	12,552	13,238	13,308	39,225	38,327

NONINTEREST EXPENSE
Compensation	16,203	16,437	16,349	16,322	15,891	48,989	47,599
Occupancy, Net	4,710	4,537	4,509	4,804	4,645	13,756	13,699
Other Real Estate, Net	6	75	363	(1,663)	347	444	1,221
Other	6,954	7,347	6,977	7,042	7,816	21,278	22,479
Total Noninterest Expense	27,873	28,396	28,198	26,505	28,699	84,467	84,998

OPERATING PROFIT	11,451	9,712	8,495	10,624	7,328	29,658	19,021
Income Tax Expense	2,970	2,387	2,059	2,166	1,338	7,416	1,255
NET INCOME	$8,481	$7,325	$6,436	$8,458	$5,990	$22,242	$17,766

PER SHARE DATA
Basic Net Income	$0.51	$0.44	$0.38	$0.50	$0.35	$1.33	$1.04
Diluted Net Income	0.50	0.44	0.38	0.50	0.35	1.32	1.04
Cash Dividend	$0.13	$0.11	$0.11	$0.09	$0.09	$0.35	$0.23
AVERAGE SHARES
Basic	16,747	16,791	16,791	16,989	17,056	16,776	17,043
Diluted	16,795	16,818	16,819	17,050	17,125	16,810	17,102

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Nine Months Ended
	2019			2018		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2019	2018

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$14,593	$14,120	$14,210	$14,219	$13,563	$14,210	$13,307
Provision for Loan Losses	776	646	767	457	904	2,189	2,464
Net Charge-Offs	1,050	173	857	466	248	2,080	1,552
Balance at End of Period	$14,319	$14,593	$14,120	$14,210	$14,219	$14,319	$14,219
As a % of Loans	0.78%	0.79%	0.78%	0.80%	0.80%	0.78%	0.80%
As a % of Nonperforming Loans	290.55%	259.55%	279.77%	206.79%	207.06%	290.55%	207.06%

CHARGE-OFFS
Commercial, Financial and Agricultural	$289	$235	$95	$53	$268	$619	$591
Real Estate - Construction	223	-	-	-	-	223	7
Real Estate - Commercial	26	-	155	-	25	181	315
Real Estate - Residential	44	65	264	111	106	373	669
Real Estate - Home Equity	333	45	52	106	112.00	430	427
Consumer	744	520	795	728	463	2,059	1,667
Total Charge-Offs	$1,659	$865	$1,361	$998	$974	$3,885	$3,676

RECOVERIES
Commercial, Financial and Agricultural	$86	$58	$74	$128	$78	$218	$331
Real Estate - Construction	-	-	-	25	-	-	1
Real Estate - Commercial	142	100	70	13	222	312	360
Real Estate - Residential	46	223	44	106	107	313	537
Real Estate - Home Equity	58	60	32	61	47	150	130
Consumer	277	251	284	199	272	812	765
Total Recoveries	$609	$692	$504	$532	$726	$1,805	$2,124

NET CHARGE-OFFS	$1,050	$173	$857	$466	$248	$2,080	$1,552

Net Charge-Offs as a % of Average Loans (1)	0.23%	0.04%	0.20%	0.10%	0.06%	0.15%	0.12%

RISK ELEMENT ASSETS
Nonaccruing Loans	$4,928	$5,622	$5,047	$6,872	$6,867
Other Real Estate Owned	526	1,010	1,902	2,229	2,720
Total Nonperforming Assets	$5,454	$6,632	$6,949	$9,101	$9,587

Past Due Loans 30-89 Days	$5,120	$5,443	$4,682	$4,757	$3,684
Past Due Loans 90 Days or More (accruing)	-	-	-	-	126
Classified Loans	21,323	26,406	22,219	22,889	27,039
Performing Troubled Debt Restructuring's	$18,284	$18,737	$20,791	$22,084	$28,661

Nonperforming Loans as a % of Loans	0.27%	0.30%	0.28%	0.39%	0.39%
Nonperforming Assets as a % of Loans and
Other Real Estate	0.30%	0.36%	0.39%	0.51%	0.54%
Nonperforming Assets as a % of Total Assets	0.19%	0.22%	0.23%	0.31%	0.34%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Third Quarter 2019			Second Quarter 2019			First Quarter 2019			Fourth Quarter 2018			Third Quarter 2018			Sep 2019 YTD			Sep 2018 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,837,548	24,113	5.21%	$1,823,311	23,873	5.25%	$1,780,406	22,718	5.18%	$1,785,570	22,556	5.01%	$1,747,093	21,733	4.94%	$1,813,964	70,705	5.21%	$1,695,695	61,994	4.89%

Investment Securities
Taxable Investment Securities	607,363	3,249	2.13	614,775	3,301	2.15	618,127	3,387	2.20	637,735	3,325	2.08	663,639	3,290	1.98	613,382	9,936	2.16	642,260	8,758	1.82
Tax-Exempt Investment Securities	18,041	73	1.63	29,342	116	1.58	40,575	158	1.56	50,362	193	1.54	60,952	229	1.50	29,237	347	1.59	72,656	813	1.49

Total Investment Securities	625,404	3,322	2.12	644,117	3,417	2.12	658,702	3,545	2.16	688,097	3,518	2.04	724,591	3,519	1.94	642,619	10,283	2.13	714,916	9,571	1.79

Funds Sold	207,129	1,142	2.19	251,789	1,507	2.40	265,694	1,593	2.43	80,815	461	2.26	63,608	302	1.88	241,323	4,242	2.35	153,767	1,949	1.69

Total Earning Assets	2,670,081	$28,577	4.25%	2,719,217	$28,797	4.25%	2,704,802	$27,856	4.17%	2,554,482	$26,535	4.12%	2,535,292	$25,554	4.00%	2,697,906	$85,230	4.22%	2,564,378	$73,514	3.83%

Cash and Due From Banks	50,981			51,832			53,848			52,344			49,493			52,210			50,844
Allowance for Loan Losses	(14,863)			(14,513)			(14,347)			(14,642)			(14,146)			(14,576)			(13,774)
Other Assets	253,111			254,126			252,208			257,061			256,285			253,152			258,363

Total Assets	$2,959,310			$3,010,662			$2,996,511			$2,849,245			$2,826,924			$2,988,692			$2,859,811

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$749,678	$1,235	0.65%	$832,982	$1,623	0.78%	$884,277	$1,755	0.80%	$739,225	$995	0.53%	$733,255	$773	0.42%	$821,819	$4,613	0.75%	$795,112	$2,157	0.36%
Money Market Accounts	238,565	264	0.44	237,921	265	0.45	239,516	247	0.42	248,486	216	0.34	254,440	190	0.30	238,664	775	0.43	252,082	459	0.24
Savings Accounts	372,593	46	0.05	371,716	46	0.05	364,783	44	0.05	356,723	44	0.05	352,833	43	0.05	369,726	136	0.05	349,527	128	0.05
Time Deposits	111,447	51	0.18	115,442	54	0.19	118,839	53	0.18	123,193	57	0.18	129,927	62	0.19	115,215	159	0.18	134,781	187	0.19
Total Interest Bearing Deposits	1,472,283	1,596	0.43%	1,558,061	1,988	0.51%	1,607,415	2,099	0.53%	1,467,627	1,312	0.37%	1,470,455	1,068	0.30%	1,545,424	5,683	0.49%	1,531,502	2,931	0.27%

Short-Term Borrowings	8,697	27	1.24%	9,625	31	1.30%	11,378	35	1.26%	15,424	53	1.36%	12,949	41	1.24%	9,890	93	1.27%	9,499	57	0.80%
Subordinated Notes Payable	52,887	558	4.13	52,887	596	4.46	52,887	608	4.60	52,887	572	4.23	52,887	568	4.20	52,887	1,762	4.39	52,887	1,595	3.98
Other Long-Term Borrowings	7,158	63	3.47	7,509	66	3.53	8,199	72	3.55	9,918	85	3.40	12,729	92	2.87	7,619	201	3.52	13,218	286	2.89

Total Interest Bearing Liabilities	1,541,025	$2,244	0.58%	1,628,082	$2,681	0.66%	1,679,879	$2,814	0.68%	1,545,856	$2,022	0.54%	1,549,020	$1,769	0.47%	1,615,820	$7,739	0.64%	1,607,106	$4,869	0.42%

Noninterest Bearing Deposits	1,023,472			1,007,370			957,300			944,748			921,817			996,290			895,042
Other Liabilities	74,540			61,611			52,070			56,445			58,330			62,823			65,270

Total Liabilities	2,639,037			2,697,063			2,689,249			2,547,049			2,529,167			2,674,933			2,567,418

SHAREOWNERS' EQUITY:	320,273			313,599			307,262			302,196			297,757			313,759			292,393

Total Liabilities and Shareowners' Equity	$2,959,310			$3,010,662			$2,996,511			$2,849,245			$2,826,924			$2,988,692			$2,859,811

Interest Rate Spread		$26,333	3.67%		$26,116	3.59%		$25,042	3.49%		$24,513	3.58%		$23,785	3.53%		$77,491	3.58%		$68,645	3.41%

Interest Income and Rate Earned(1)		28,577	4.25		28,797	4.25		27,856	4.17		26,535	4.12		25,554	4.00		85,230	4.22		73,514	3.83
Interest Expense and Rate Paid(2)		2,244	0.33		2,681	0.40		2,814	0.42		2,022	0.31		1,769	0.28		7,739	0.38		4,869	0.25

Net Interest Margin		$26,333	3.92%		$26,116	3.85%		$25,042	3.75%		$24,513	3.81%		$23,785	3.72%		$77,491	3.84%		$68,645	3.58%

(1) Interest and average rates are calculated on a tax-equivalent basis using a 21% Federal tax rate.
(2) Rate calculated based on average earning assets.